UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2006

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 Wilson Boulevard, Suite 1100, Arlington, Virginia	22203
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

On April 3, 2006, The AES Corporation (“the Company”) announced that it is restating its previously reported financial statements as a result of errors discovered by management of the Company.

Item 4.02       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 3, 2006, the Company announced that it is restating its previously reported financial statements as a result of errors discovered by management of the Company.

The Company identified certain errors in its 2003 and 2004 financial results during its 2005 year-end closing process that resulted in a need to restate those results. The errors relate primarily to the following items:

•                  Correction of minority interest expense related to one of our foreign subsidiaries,

•                  Correction of tax expense related to additional withholding taxes identified at one of our foreign subsidiaries and, certain adjustments derived from the filing of the Company’s 2004 income tax return in 2005, and

•                  Correction of the accounting for cash flow derivative instruments as a result of a reassessment of the accounting requirements.

The 2005 Annual Report on Form 10-K will reflect the restated 2003 and 2004 financial results to correct errors in those periods identified during its year-end closing process and will be filed as soon as practicable. In addition, the Company will file and restate its consolidated statement of operations for the first, second, and third quarters of 2004 by amending its 2005 Quarterly Reports on Form 10-Q to reflect the restated amounts as soon as practicable. The 2003, 2004 and interim period 2005 previously issued financial statements and report of the Company’s independent registered public accounting firm, Deloitte & Touche LLP, should no longer be relied upon.

The decision to restate prior financial statements was made on March 31, 2006 by the Audit Committee of AES’s Board of Directors, upon the recommendation of management and has been discussed with Deloitte & Touche LLP. Based on management’s review; it believes that all errors were inadvertent and unintentional.

Item 8.01                           Other Events

As of March 31, 2006 the Company is in default under its senior bank credit facility due to the restatement of its 2003 financial statements. As a result, $200 million of the debt under the Company’s senior bank credit facility has been classified as current on the balance sheet as of December 31, 2005. In addition, the Company will need to obtain a waiver of this default and an amendment of the representation relating to the 2003 financial statements before the Company can borrow additional funds under the revolving credit facility.

In addition, the Company announced that it had entered into a $600 million senior unsecured credit facility agreement with a maturity date of March 31, 2010. The credit facility is a syndicated loan and letter of credit facility lead arranged by Merrill Lynch. The credit facility will be used for general corporate purposes and to provide letters of credit to support AES’s investment commitment as well as the underlying funding for the equity portion of its investment in AES Maritza East 1 on an intermediate-term basis. AES Maritza East 1 is a coal-fired generation project that is expected to begin construction soon. As of March 31, 2006 the Company is in default under this credit facility also due to the restatement of its 2004 financial statements. As a result, the Company will need to obtain a waiver of this default and an amendment of the representation relating to the 2004 financial statements before the Company can borrow additional funds under the credit facility.

Item 9.01                           Financial Statements and Exhibits

(d)	Exhibits

99.1

Credit Agreement dated as of March 31, 2006 among The AES Corporation as Borrower, Merrill Lynch Capital Corporation as Administrative Agent, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION
(Registrant)

	By:	/s/ Catherine M. Freeman
		Name:	Catherine M. Freeman
		Title:	Vice President and Corporate Controller

Date: April 3, 2006